Exhibit 99.3

Additional Statements Required by Rule 17g-1(g)(1)

The attached chart includes the amount of the single insured bond which each Fund would have provided and maintained had it not been named as an insured under a joint insured bond as well as the allocation among the Funds, and their respective series, that was approved by the Board. The premium on the joint insured bond has been paid through September 1, 2023.

FIDELITY BOND PREMIUM AMOUNT 2022

Fund Name	Gross Assets	Amount of Minimum Bond Requirement	Percentage of Allocation
		(in dollars)	(%)
SA Allocation Balanced Portfolio	$245,298,068		1.34%
SA Allocation Moderate Portfolio	$284,252,154		1.55%
SA Allocation Moderate Growth Portfolio	$479,314,939		2.61%
SA Allocation Growth Portfolio	$377,174,731		2.06%
SA Multi-Managed Growth Portfolio	$40,293,561		0.22%
SA American Century Inflation Protection Portfolio (formerly, SA Wellington Real Return Portfolio)	$678,824,793		3.70%
SA Multi-Managed Moderate Growth Portfolio	$73,303,571		0.40%
SA Multi-Managed Income/Equity Portfolio	$48,700,064		0.27%
SA Multi-Managed Income Portfolio	$40,938,778		0.22%
SA Putnam Asset Allocation Diversified Growth Portfolio	$200,730,428		1.09%
SA Multi-Managed Large Cap Growth Portfolio	$394,218,728		2.15%
SA T. Rowe Price Growth Stock Portfolio	$331,747,301		1.81%
SA Multi-Managed Large Cap Value Portfolio	$687,128,129		3.75%
SA Multi-Managed Mid Cap Growth Portfolio	$167,882,046		0.92%
SA Multi-Managed Mid Cap Value Portfolio	$214,211,596		1.17%
SA Multi-Managed Small Cap Portfolio	$204,952,335		1.12%
SA Multi-Managed International Equity Portfolio	$313,334,851		1.71%
SA Multi-Managed Diversified Fixed Income Portfolio	$1,014,070,968		5.53%
SA Columbia Focused Value Portfolio	$315,827,148		1.72%

Total Seasons Series Trust	$6,112,204,188	$2,500,000	33.33%

SA AB Growth Portfolio	$1,736,861,645		1.05%
SA AB Small & Mid Cap Value Portfolio	$541,001,548		0.33%
SA American Funds Asset Allocation Portfolio	$1,710,711,948		1.04%
SA American Funds Global Growth Portfolio	$383,687,034		0.23%
SA American Funds Growth Portfolio	$725,797,661		0.44%
SA American Funds Growth-Income Portfolio	$376,506,697		0.23%
SA American Funds VCP Managed Allocation Portfolio	$1,930,876,642		1.17%
SA BlackRock Multi-Factor 70/30 Portfolio	$71,545,985		0.04%
SA Blackrock VCP Global Multi Asset Portfolio	$736,618,975		0.45%
SA DFA Ultra Short Bond Portfolio	$381,655,154		0.23%
SA Emerging Markets Equity Index Portfolio	$93,601,363		0.06%
SA Federated Hermes Corporate Bond Portfolio	$1,363,330,675		0.83%
SA Fidelity Institutional AM International Growth Portfolio	$270,822,087		0.16%
SA Fidelity Institutional AM Real Estate Portfolio	$309,495,568		0.19%
SA Fixed Income Index Portfolio	$526,118,000		0.32%

Fund Name	Gross Assets	Amount of Minimum Bond Requirement	Percentage of Allocation
SA Fixed Income Intermediate Index Portfolio	$516,963,154		0.31%
SA Franklin Small Company Value Portfolio	$318,663,654		0.19%
SA Franklin U.S. Equity Smart Beta Portfolio	$149,346,385		0.09%
SA Franklin U.S. Systematic Large Cap Value Portfolio	$387,881,391		0.24%
SA Franklin BW U.S. Large Cap Value Portfolio	$1,381,030,831		0.84%
SA Franklin Tactical Opportunities Portfolio	$76,803,875		0.05%
SA Global Index Allocation 60/40 Portfolio	$83,282,957		0.05%
SA Global Index Allocation 75/25 Portfolio	$80,340,567		0.05%
SA Global Index Allocation 90/10 Portfolio	$298,455,312		0.18%
SA Goldman Sachs Global Bond Portfolio	$382,317,515		0.23%
SA Goldman Sachs Multi-Asset Insights Portfolio	$37,348,136		0.02%
SA Index Allocation 60/40 Portfolio	$234,746,568		0.14%
SA Index Allocation 80/20 Portfolio	$441,510,089		0.27%
SA Index Allocation 90/10 Portfolio	$1,170,289,852		0.71%
SA International Index Portfolio	$684,771,283		0.42%
SA Invesco Growth Opportunities Portfolio	$269,573,555		0.16%
SA Invesco Main Street Large Cap Portfolio	$445,259,735		0.27%
SA Janus Focused Growth Portfolio	$445,083,796		0.27%
SA JPMorgan Diversified Balanced Portfolio	$456,433,228		0.28%
SA JPMorgan Emerging Markets Portfolio	$194,431,359		0.12%
SA JPMorgan Equity-Income Portfolio	$1,137,255,785		0.69%
SA JPMorgan Global Equities Portfolio	$321,753,955		0.20%
SA JPMorgan MFS Core Bond Portfolio	$1,887,894,060		1.15%
SA JPMorgan Mid-Cap Growth Portfolio	$625,482,303		0.38%
SA Large Cap Growth Index Portfolio	$314,219,749		0.19%
SA Large Cap Index Portfolio	$2,976,461,372		1.81%
SA Large Cap Value Index Portfolio	$320,026,455		0.19%
SA MFS Blue Chip Growth Portfolio	$660,530,823		0.40%
SA MFS Massachusetts Investors Trust Portfolio	$964,079,730		0.59%
SA MFS Total Return Portfolio	$527,491,558		0.32%
SA Mid Cap Index Portfolio	$426,105,651		0.26%
SA Morgan Stanley International Equities Portfolio	$353,879,142		0.21%
SA PIMCO RAE International Value Portfolio	$529,318,569		0.32%
SA PIMCO VCP Tactical Balanced Portfolio	$1,302,939,957		0.79%
SA PineBridge High-Yield Bond Portfolio	$262,928,607		0.16%
SA Putnam International Growth and Income Portfolio	$326,692,719		0.20%
SA Schroders VCP Global Allocation Portfolio	$512,388,832		0.31%
SA Small Cap Index Portfolio	$297,068,302		0.18%
SA T. Rowe Price Asset Allocation Growth Portfolio	$612,341,565		0.37%
SA T. Rowe Price VCP Balanced Portfolio	$1,549,562,601		0.94%
SA VCP Dynamic Allocation Portfolio	$9,522,381,051		5.78%
SA VCP Dynamic Strategy Portfolio	$6,174,044,618		3.75%
SA VCP Index Allocation Portfolio	$485,620,604		0.29%
SA Wellington Government and Quality Bond Portfolio	$1,766,381,931		1.07%
SA Wellington Strategic Multi-Asset Portfolio	$139,782,064		0.08%
SA Wellington Capital Appreciation Portfolio	$1,681,338,702		1.02%

Fund Name	Gross Assets	Amount of Minimum Bond Requirement	Percentage of Allocation
Total SunAmerica Series Trust	$54,891,134,930	$2,500,000	33.33%

Aggressive Growth Lifestyle Fund	$651,826,128		0.67%
Asset Allocation Fund	$142,537,097		0.15%
Blue Chip Growth Fund	$711,688,471		0.73%
Capital Appreciation Fund	$135,681,093		0.14%
Conservative Growth Lifestyle Fund	$326,871,923		0.34%
Core Bond Fund	$3,004,767,600		3.08%
Dividend Value Fund	$1,274,017,545		1.31%
Dynamic Allocation Fund	$168,583,462		0.17%
Emerging Economies Fund	$600,319,271		0.62%
Global Real Estate Fund	$546,007,471		0.56%
Global Strategy Fund	$227,815,494		0.23%
Government Securities Fund	$229,453,186		0.24%
Growth Fund	$1,018,359,242		1.04%
High Yield Bond Fund	$456,627,198		0.47%
Inflation Protected Fund	$912,197,247		0.94%
International Equities Index Fund	$1,594,259,325		1.63%
International Government Bond Fund	$133,057,439		0.14%
International Growth Fund	$414,615,085		0.43%
International Opportunities Fund	$490,850,956		0.50%
International Socially Responsible Fund	$302,902,341		0.31%
International Value Fund	$569,518,799		0.58%
Large Capital Growth Fund	$750,443,356		0.77%
Mid Cap Index Fund	$3,124,621,845		3.20%
Mid Cap Strategic Growth Fund	$709,255,435		0.73%
Mid Cap Value Fund	$852,407,158		0.87%
Moderate Growth Lifestyle Fund	$1,033,733,021		1.06%
Nasdaq-100 Index Fund	$752,234,938		0.77%
Science & Technology Fund	$2,133,415,640		2.19%
Small Cap Growth Fund	$514,251,713		0.53%
Small Cap Index Fund	$929,918,823		0.95%
Small Cap Special Values Fund	$229,209,317		0.24%
Small Cap Value Fund	$533,707,606		0.55%
Stock Index Fund	$5,259,312,824		5.39%
Systematic Core Fund	$586,816,788		0.60%
Systematic Value Fund	$466,000,830		0.48%
U.S. Socially Responsible Fund	$723,197,985		0.74%

Total VALIC Company I	$32,510,483,652	$2,500,000	33.33%

GRAND TOTAL	$93,513,822,770	$7,500,000	100.00%